EXHIBIT 99.2
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                           ASSIGNMENT AND ASSUMPTION
                              OF CONTRACT OF SALE

      FOR VALUE RECEIVED, KRC ACQUISITION CORP., a Delaware corporation having an address at 3333 New Hyde Park Road, P.O. Box 5020, New Hyde Park, New York 11042-0020 ("Assignor"), does hereby assign, transfer and convey to Kimco North Rivers 692, Inc., a South Carolina corporation having an address at 3333 New Hyde Park Road, P.O. Box 5020, New Hyde Park, New York 11042-0020 ("Assignee"), all of Assignor's right, title and interest in and to that certain Contract of Sale dated December 4, 1997 covering the North Rivers Market Shopping Center in North Charleston, South Carolina, between North Rivers Market Associates, as Seller and Assignor as Purchaser (said Contract, as same may have heretofore been amended, being hereinafter referred to as the "Contract"), including without limitation Assignor's entire right, title and interest in and to the Earnest Money Deposit made by Assignor thereunder.

      Assignee does hereby accept such assignment and does hereby, for the benefit of Seller and Assignor, assume and agree to be bound by all the covenants and conditions of the Contract to be performed by the Purchaser thereunder from and after the date hereof.

      IN WITNESS WHEREOF, the parties have executed this instrument as of this 17th day of December, 1997.


      ASSIGNOR:                KRC ACQUISITION CORP.

                               By:   ________________________________
                               Name:       Edward Senenman
                               Title:      Vice President


      ASSIGNEE:                Kimco North Rivers 692, Inc.

                               By:   ________________________________
                               Name:       Edward Senenman
                               Title:      Vice President